                                                                     EXHIBIT 5.1


                [HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]


September 5, 2002

                                                                      17506-0050

Identix Incorporated
5600 Rowland Road
Minnetonka, MN  55343

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


         We have acted as counsel to Identix Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about September 5, 2002, for the purpose of registering under the Securities Act of 1933, as amended, 433,671 shares of its Common Stock, par value $0.01 (the "Warrant Shares") issuable pursuant to warrants to purchase Common Stock held by the selling stockholders identified in the Registration Statement (the "Warrants") assumed by the Company pursuant to an Agreement and Plan of Merger dated February 22, 2002 with Visionics Corporation (the "Merger Agreement").

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of September 3, 2002 and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

[HELLER EHRMAN ATTORNEYS LOGO]




                                                               September 5, 2002

                                                                          Page 2

     (c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of September 3, 2002;

     (d) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Warrant Shares, the Warrants and the Registration Statement, and (ii) certifying as to certain factual matters;

     (e) The Registration Statement;

     (f) The Merger Agreement;

     (g) A letter from Mellon Investor Services, LLC, the Company's transfer agent, dated September 3, 2002, as to the number of shares of the Company's Common Stock that were outstanding on August 30, 2002; and

     (h) The Warrants.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Warrant Shares are offered and sold, (ii) the full consideration stated in the Warrants will be paid upon the issuance of the Warrant Shares, (iii) the Warrant Shares will be issued in accordance with the terms of the Warrants and the resolutions authorizing the assumption of the Warrants pursuant to the Merger Agreement, (iv) appropriate stock certificates evidencing the Warrant Shares will be executed and delivered upon their issuance, and (v) all applicable securities laws are complied with, it is our opinion that the Warrant Shares, when issued and sold by the Company after payment therefor in the manner provided in the Warrants, will be legally issued, and will be fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

[HELLER EHRMAN ATTORNEYS LOGO]


                                                               September 5, 2002

                                                                          Page 3

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.


                                          Very truly yours,


                                          /s/Heller Ehrman White & McAuliffe LLP